Exhibit 5.1

Gordon K. Ho

T: +1 650 843 5190

gho@cooley.com

November 4, 2015

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 994560

Ladies and Gentlemen:

We have acted as counsel to REVANCE THERAPEUTICS, INC., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the offering of up to 3,737,500 shares of the Company’s common stock, par value $0.001 (the “Shares”), including up to 487,500 shares that may be sold pursuant to the exercise of an option to purchase additional shares granted to the underwriters, offered pursuant to Registration Statement No. 333-202494 (the “Registration Statement”) filed on March 4, 2015 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the base prospectus (the “Base Prospectus”) as supplemented from time to time by one or more prospectus supplements filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the Base Prospectus, the “Prospectus”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the resolutions adopted by the Financing Committee of the Board of Directors of the Company on November 3, 2015, the Company’s Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies.

Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K.

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3175 HANOVER STREET, PALO ALTO, CA 94304 T: (650) 843-5000 F: (650) 847-7400 WWW.COOLEY.COM

November 4, 2015

Page Two

Very truly yours,

Cooley LLP

By:	/s/ Gordon K. Ho
Gordon K. Ho

3175 HANOVER STREET, PALO ALTO, CA 94304 T: (650) 843-5000 F: (650) 847-7400 WWW.COOLEY.COM